Exhibit 99.1

Aeva Reports Second Quarter 2023 Results

Strategic collaboration agreement with Top-10 OEM to develop perception software stack around Aeva 4D data

First win in rail with Railergy to enable automated trains for a major European freight carrier

Industrial on track for 2024 with LiDAR-on-chip module validated for first Nikon product

MOUNTAIN VIEW, Calif., Aug. 8, 2023 –Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its second quarter 2023 results.

Key Company Highlights

•
Deepened integration with Top-10 OEM with a strategic collaboration agreement to use Aeva’s perception stack built around its velocity data to achieve the OEM’s use cases, and expansion of on-road deployment into 2024
•
Selected by Railergy to replace conventional 3D LiDAR with Aeva 4D LiDAR to meet use case requirements for automated train operations for Europe’s largest freight carrier
•
Completed development of LiDAR-on-chip module for first Nikon product with all performance specifications validated by Nikon
•
Continue to advance on opportunities for large scale deployment in automotive and industrial automation

“Aeva continues to make in-roads towards commercialization, including in automotive with a Top-10 OEM, and we look forward to deepening our integration by leveraging Aeva’s perception stack to help the OEM achieve key automated driving use cases," said Soroush Salehian, Co-Founder and CEO at Aeva. "This along with our entrance into rail is further recognition of the differentiated performance of Aeva's FMCW technology and the growing interest for our capabilities to safely enable next-generation automation. Our priority remains on progressing with our partners and converting additional ongoing opportunities to program wins.”

Second Quarter 2023 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $261.2 million as of June 30, 2023
•
Revenue
o
Revenue of $0.7 million in Q2 2023, compared to revenue of $1.5 million in Q2 2022
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $38.2 million in Q2 2023, compared to GAAP operating loss of $35.7 million in Q2 2022
o
Non-GAAP operating loss of $31.1 million in Q2 2023, compared to non-GAAP operating loss of $29.3 million in Q2 2022
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.16 in Q2 2023, compared to GAAP net loss per share of $0.16 in Q2 2022
o
Non-GAAP net loss per share of $0.13 in Q2 2023, compared to non-GAAP net loss per share of $0.13 in Q2 2022

•
Shares Outstanding
o
Weighted average shares outstanding of 220.5 million in Q2 2023

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Conference Call Details

Aeva will host a conference call and live webcast to discuss results at 2:30 p.m. PT / 5:30 p.m. ET today, August 8, 2023. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR® sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our financial position and operating performance for the second quarter 2023 and business objectives for 2023, along with our expectations with respect to the collaboration agreement with a Top OEM, Railergy as well as engagement and deployments with other customers. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products and (v) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	June 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,677	$67,420
Marketable securities	226,533	256,392
Accounts receivable	868	2,887
Inventories	2,787	2,951
Other current assets	5,827	5,473
Total current assets	270,692	335,123
Operating lease right-of-use assets	5,904	7,402
Property, plant and equipment, net	11,188	9,720
Intangible assets, net	3,075	3,525
Other noncurrent assets	867	862
TOTAL ASSETS	$291,726	$356,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,000	$5,182
Accrued liabilities	2,325	9,063
Accrued employee costs	3,516	4,721
Lease liability, current portion	2,463	2,667
Other current liabilities	240	194
Total current liabilities	14,544	21,827
Lease liability, noncurrent portion	3,534	4,789
Warrant liability	62	90
TOTAL LIABILITIES	18,140	26,706
STOCKHOLDERS’ EQUITY:
Common stock	22	22
Additional paid-in capital	656,856	643,756
Accumulated other comprehensive loss	(1,896)	(3,585)
Accumulated deficit	(381,396)	(310,267)
TOTAL STOCKHOLDERS’ EQUITY	273,586	329,926
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$291,726	$356,632

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$743	$1,493	$1,891	$2,630
Cost of revenue (1)	2,661	991	5,190	2,366
Gross profit (loss)	(1,918)	502	(3,299)	264
Operating expenses:
Research and development expenses (1)	27,065	25,938	52,519	51,253
General and administrative expenses (1)	7,713	8,677	15,546	15,549
Selling and marketing expenses (1)	1,485	1,572	4,083	3,220
Total operating expenses	36,263	36,187	72,148	70,022
Operating loss	(38,181)	(35,685)	(75,447)	(69,758)
Interest income	2,225	586	4,289	869
Other income, net	1	128	29	761
Loss before income taxes	(35,955)	(34,971)	(71,129)	(68,128)
Income tax provision	—	—	—	—
Net loss	$(35,955)	$(34,971)	$(71,129)	$(68,128)
Net loss per share, basic and diluted	$(0.16)	$(0.16)	$(0.32)	$(0.31)
Weighted-average shares used in computing net loss per share, basic and diluted	220,521,255	216,886,078	220,077,009	216,454,032

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$367	$206	$697	$342
Research and development expenses	5,213	4,652	9,623	8,975
General and administrative expenses	1,216	1,275	2,335	2,504
Selling and marketing expenses	245	301	349	397
Total stock-based compensation expense	$7,041	$6,434	$13,004	$12,218

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(71,129)	$(68,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,103	1,429
Impairment of inventories	102	842
Change in fair value of warrant liability	(28)	(787)
Stock-based compensation	13,004	12,218
Amortization of right-of-use assets	1,498	1,422
Realized loss on available-for-sale securities	—	29
Amortization of premium and accretion of discount on available-for-sale securities, net	(1,420)	636
Changes in operating assets and liabilities:
Accounts receivable	2,019	1,988
Inventories	61	(296)
Other current assets	(352)	(3,230)
Other noncurrent assets	(5)	(1)
Accounts payable	85	(359)
Accrued liabilities	(6,738)	(1,788)
Accrued employee costs	(1,205)	(30)
Lease liability	(1,459)	(1,404)
Other current liabilities	45	(512)
Net cash used in operating activities	(63,419)	(57,971)
Cash flows from investing activities:
Purchase of property, plant and equipment	(2,388)	(3,872)
Purchase of available-for-sale securities	(74,126)	(139,714)
Proceeds from maturities of available-for-sale securities	107,094	217,968
Net cash provided by investing activities	30,580	74,382
Cash flows from financing activities:
Payments of taxes withheld on net settled vesting of restricted stock units	(20)	(418)
Proceeds from exercise of warrants	—	1
Proceeds from exercise of stock options	116	244
Net cash provided by (used in) financing activities	96	(173)
Net increase (decrease) in cash and cash equivalents	(32,743)	16,238
Beginning cash and cash equivalents	67,420	66,810
Ending cash and cash equivalents	$34,677	$83,048

AEVA TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP operating loss	$(38,181)	$(35,685)	$(75,447)	$(69,758)
Stock-based compensation	7,041	6,434	13,004	12,218
Non-GAAP operating loss	$(31,140)	$(29,251)	$(62,443)	$(57,540)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP net loss	$(35,955)	$(34,971)	$(71,129)	$(68,128)
Stock-based compensation	7,041	6,434	13,004	12,218
Change in fair value of warrant liability	-	(153)	(28)	(787)
Non-GAAP net loss	$(28,914)	$(28,690)	$(58,153)	$(56,697)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Shares used in computing GAAP net loss per share:
Basic and diluted	220,521,255	216,886,078	220,077,009	216,454,032
GAAP net loss per share
Basic and diluted	$(0.16)	$(0.16)	$(0.32)	$(0.31)
Stock-based compensation	0.03	0.03	0.06	0.05
Change in fair value of warrant liability	-	(0.00)	(0.00)	(0.00)
Non-GAAP net loss per share
Basic and diluted	$(0.13)	$(0.13)	$(0.26)	$(0.26)